SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) January 29, 2008
VERAMARK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)
(585) 381-6000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On January 29, 2008, Douglas F. Smith, Vice President of Operations, resigned as an employee and an executive officer of the Registrant, effective February 8, 2008 (the “Employment Termination Date”). Upon his resignation, the Registrant and Mr. Smith entered into an agreement covering the terms of his separation from the Registrant (the “Agreement”). A copy of the Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K.
The material terms of the Agreement include:
1.	Severance pay equal to: $56,000 payable in one lump sum; any unused vacation accrued through the Employment Termination Date; and continued participation in the Registrant’s health and dental plans through April 25, 2009.

2.	Release and agreement not to sue the Registrant, or any of its officers, directors, agents or employees, with respect to any employment related claim.

3.	A continuation of the confidential information/non-competition agreement previously signed by Mr. Smith.
The Agreement will become effective on February 11, 2008, unless revoked by Mr. Smith by prior written notice.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.
As reported under Item 1.01 above, effective as of February 8, 2008, Mr. Douglas F. Smith resigned as an employee and Vice President of the Registrant.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(d) Exhibit
Exhibit 10.1 Agreement between the Registrant and Douglas F. Smith dated February 4, 2008.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2008	Veramark Technologies, Inc.
(Registrant)

	By	/s/ Ronald C. Lundy

Ronald C. Lundy
Vice President of Finance and CFO

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Agreement of Separation from Employment between the Registrant and Douglas F. Smith dated February 4, 2008.